EnPro Industries, Inc.

Consolidated Statements of Operations (Unaudited)

For the Quarters and Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net sales	$298.4	$313.1	$575.9	$600.3
Cost of sales	197.1	205.0	384.8	395.7
Gross profit	101.3	108.1	191.1	204.6
Operating expenses:
Selling, general and administrative	74.1	83.5	151.4	162.4
Goodwill and other intangible asset impairment	47.0	—	47.0	—
Other	0.5	0.5	1.6	0.7
Total operating expenses	121.6	84.0	200.0	163.1
Operating income (loss)	(20.3)	24.1	(8.9)	41.5
Interest expense	(13.1)	(10.4)	(26.1)	(21.5)
Interest income	0.2	0.3	0.3	0.5
Other expense	(0.2)	(2.5)	(4.3)	(6.7)
Income (loss) before income taxes	(33.4)	11.5	(39.0)	13.8
Income tax benefit (expense)	(3.9)	(3.2)	0.1	(4.2)
Net income (loss)	$(37.3)	$8.3	(38.9)	$9.6
Basic earnings (loss) per share	$(1.66)	$0.36	$(1.68)	$0.43
Average common shares outstanding (millions)	22.5	22.9	23.1	22.1
Diluted earnings (loss) per share	$(1.66)	$0.32	$(1.68)	$0.38
Average common shares outstanding (millions)	22.5	26.0	23.1	25.6

EnPro Industries, Inc.

Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars)

	2015	2014
Operating activities
Net income (loss)	$(38.9)	$9.6
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	14.8	14.9
Amortization	14.1	14.0
Loss on exchange and repurchase of convertible debentures	2.8	6.0
Goodwill and other intangible asset impairment	47.0	—
Deferred income taxes	(5.6)	(13.3)
Stock-based compensation	1.4	4.9
Other non-cash adjustments	0.8	2.6
Change in assets and liabilities, net of effects of acquisitions of businesses:
Accounts receivable, net	(5.1)	(40.5)
Inventories	(12.2)	(13.3)
Accounts payable	(5.7)	6.0
Other current assets and liabilities	(10.9)	(0.6)
Other non-current assets and liabilities	(4.9)	(4.1)
Net cash used in operating activities	(2.4)	(13.8)
Investing activities
Purchases of property, plant and equipment	(16.2)	(14.2)
Payments for capitalized internal-use software	(2.3)	(4.8)
Acquisitions, net of cash acquired	(30.6)	(4.3)
Other	0.1	0.1
Net cash used in investing activities	(49.0)	(23.2)
Financing activities
Net proceeds from short-term borrowings	2.3	—
Proceeds from debt	110.9	128.0
Repayments of debt	(66.0)	(87.0)
Repurchase of common stock	(80.0)	—
Dividends paid	(9.4)	—
Repurchase of convertible debentures conversion option	(21.6)	—
Other	(2.1)	(4.6)
Net cash provided by (used in) financing activities	(65.9)	36.4
Effect of exchange rate changes on cash and cash equivalents	0.6	1.1
Net increase (decrease) in cash and cash equivalents	(116.7)	0.5
Cash and cash equivalents at beginning of period	194.2	64.4
Cash and cash equivalents at end of period	$77.5	$64.9
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$27.6	$21.1
Income taxes	$11.4	$17.5

EnPro Industries, Inc.

Consolidated Balance Sheets (Unaudited)

As of June 30, 2015 and December 31, 2014
(Stated in Millions of Dollars)

	June 30,	December 31,
	2015	2014
Current assets
Cash and cash equivalents	$77.5	$194.2
Accounts receivable	212.2	205.2
Inventories	170.5	159.7
Other current assets	41.0	44.0
Total current assets	501.2	603.1
Property, plant and equipment	202.2	199.3
Goodwill	192.8	232.4
Other intangible assets	205.0	202.8
Investment in GST	236.9	236.9
Deferred income taxes and income tax receivable	100.3	80.3
Other assets	44.9	49.2
Total assets	$1,483.3	$1,604.0
Current liabilities
Short-term borrowings from GST	$24.9	$23.6
Notes payable to GST	12.2	11.7
Current maturities of long-term debt	2.3	22.5
Accounts payable	87.5	87.8
Accrued expenses	109.1	131.6
Total current liabilities	236.0	277.2
Long-term debt	367.0	298.6
Notes payable to GST	271.0	259.3
Other liabilities	128.8	130.5
Total liabilities	1,002.8	965.6
Temporary equity	—	1.0
Shareholders' equity
Common stock	0.2	0.2
Additional paid-in capital	376.8	477.3
Retained earnings	147.0	195.3
Accumulated other comprehensive loss	(42.2)	(34.1)
Common stock held in treasury, at cost	(1.3)	(1.3)
Total shareholders' equity	480.5	637.4
Total liabilities and equity	$1,483.3	$1,604.0

EnPro Industries, Inc.

Segment Information (Unaudited)

For the Quarters and Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars)

Sales
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Sealing Products	$173.0	$175.4	$333.9	$330.4
Engineered Products	78.5	95.5	155.7	187.3
Power Systems	47.9	43.0	88.1	84.1
	299.4	313.9	577.7	601.8
Less intersegment sales	(1.0)	(0.8)	(1.8)	(1.5)
	$298.4	$313.1	$575.9	$600.3

Segment Profit
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Sealing Products	$21.2	$22.8	$39.2	$39.9
Engineered Products	4.0	8.9	7.4	17.6
Power Systems	6.3	3.4	6.9	6.7
	$31.5	$35.1	$53.5	$64.2

Segment Margin
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Sealing Products	12.3%	13.0%	11.7%	12.1%
Engineered Products	5.1%	9.3%	4.8%	9.4%
Power Systems	13.2%	7.9%	7.8%	8.0%
	10.6%	11.2%	9.3%	10.7%

Reconciliation of Segment Profit to Net Income (Loss)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Segment profit	$31.5	$35.1	$53.5	$64.2
Corporate expenses	(3.4)	(10.7)	(13.2)	(20.8)
Goodwill and other intangible asset impairment	(47.0)	—	(47.0)	—
Interest expense, net	(12.9)	(10.1)	(25.8)	(21.0)
Other expense, net	(1.6)	(2.8)	(6.5)	(8.6)
Income (loss) before income taxes	(33.4)	11.5	(39.0)	13.8
Income tax benefit (expense)	(3.9)	(3.2)	0.1	(4.2)
Net income (loss)	$(37.3)	$8.3	$(38.9)	$9.6

Segment profit is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, impairment charges, net interest expense, gains/losses related to the sale of assets and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.

EnPro Industries, Inc.
Reconciliation of Adjusted Net Income to Net Income (Loss) (Unaudited)
For the Quarters and Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended June 30,
	2015		2014
	$	Per share	$	Per share
Adjusted net income	$15.2	$0.69	$15.0	$0.64
Adjustments (net of tax):
Restructuring costs	(0.3)	(0.01)	(0.3)	(0.01)
Loss on exchange and repurchase of convertible debentures	—	—	(1.5)	(0.05)
Goodwill and other intangible asset impairment	(45.8)	(2.03)	—	—
Interest expense and royalties with GST	(5.1)	(0.23)	(4.9)	(0.19)
Other	(0.2)	(0.01)	—	—
Tax accrual adjustments	(1.1)	(0.05)	—	—
Impact of shares deliverable under outstanding convertible debenture hedge	N/A	(0.02)	N/A	(0.07)
Impact	(52.5)	(2.35)	(6.7)	(0.32)
Net income (loss)	$(37.3)	$(1.66)	$8.3	$0.32

	Six Months Ended June 30,
	2015		2014
	$	Per share	$	Per share
Adjusted net income	$21.0	$0.93	$24.8	$1.08
Adjustments (net of tax):
Restructuring costs	(0.9)	(0.04)	(0.4)	(0.01)
Loss on exchange and repurchase of convertible debentures	(1.8)	(0.07)	(3.8)	(0.15)
Goodwill and other intangible asset impairment	(45.8)	(1.98)	—	—
Fair value adjustment to acquisition date inventory	(0.6)	(0.02)	—	—
Interest expense and royalties with GST	(10.1)	(0.44)	(9.7)	(0.38)
Other	(1.1)	(0.05)	(0.4)	(0.02)
Tax accrual adjustments	0.4	0.02	(0.9)	(0.03)
Impact of shares deliverable under outstanding convertible debenture hedge	N/A	(0.03)	N/A	(0.11)
Impact	(59.9)	(2.61)	(15.2)	(0.70)
Net income (loss)	$(38.9)	$(1.68)	$9.6	$0.38

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported net income and earnings per share, including items that may recur from time to time. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities or other selected items. Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.
The amounts above, which may be considered non-GAAP financial measures, are shown on an after-tax basis and have been calculated by applying the Company's tax rate to the pre-tax amount. The interest expense with GST is included in interest expense, the fair value adjustment to acquisition date inventory is included in cost of sales and the restructuring costs, loss exchange and repurchase of convertible debentures, and other are included as part of other operating expense and other expense. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods. The impact of shares deliverable under outstanding convertible debenture hedge represents the per share effect of the call options purchased to reduce the potential dilution to our common shareholders from the conversion of our convertible debentures. For accounting purposes, during the periods they were outstanding, the call options were excluded from the GAAP diluted earnings per share computation because they were antidilutive. They were settled and the corresponding value was realized in the second quarter of 2015.

EnPro Industries, Inc.

Reconciliation of EBITDA to Segment Profit (Unaudited)

For the Quarters and Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars)

	Quarter Ended June 30, 2015
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Earnings before interest, income taxes, depreciation
and amortization (EBITDA)	$29.8	$9.2	$7.4	$46.4
Deduct depreciation and amortization expense	(8.6)	(5.2)	(1.1)	(14.9)
Segment profit	$21.2	$4.0	$6.3	$31.5
EBITDA margin	17.2%	11.7%	15.4%	15.5%

	Quarter Ended June 30, 2014
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Earnings before interest, income taxes, depreciation
and amortization (EBITDA)	$30.6	$14.8	$4.3	$49.7
Deduct depreciation and amortization expense	(7.8)	(5.9)	(0.9)	(14.6)
Segment profit	$22.8	$8.9	$3.4	$35.1
EBITDA margin	17.4%	15.5%	10.0%	15.9%

	Six Months Ended June 30, 2015
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Earnings before interest, income taxes, depreciation
and amortization (EBITDA)	$56.3	$17.2	$8.9	$82.4
Deduct depreciation and amortization expense	(17.1)	(9.8)	(2.0)	(28.9)
Segment profit	$39.2	$7.4	$6.9	$53.5
EBITDA margin	16.9%	11.0%	10.1%	14.3%

	Six Months Ended June 30, 2014
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Earnings before interest, income taxes, depreciation
and amortization (EBITDA)	$55.3	$29.1	$8.5	$92.9
Deduct depreciation and amortization expense	(15.4)	(11.5)	(1.8)	(28.7)
Segment profit	$39.9	$17.6	$6.7	$64.2
EBITDA margin	16.7%	15.5%	10.1%	15.5%

For a reconciliation of segment profit to net income, please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss) (Unaudited)

For the Quarters and Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Earnings before interest, income taxes, depreciation,
amortization, and other selected items (adjusted EBITDA)*	$42.4	$39.3	$70.1	$71.5
Adjustments to arrive at earnings before interest, income
taxes, depreciation and amortization (EBITDA):
Restructuring costs	(0.4)	(0.5)	(1.4)	(0.6)
Loss on exchange and repurchase of convertible debentures	—	(2.4)	(2.8)	(6.0)
Goodwill and other intangible asset impairment	(47.0)	—	(47.0)	—
Fair value adjustment to acquisition date inventory	—	—	(1.0)	—
Other	(0.6)	(0.1)	(2.1)	(1.2)
EBITDA	(5.6)	36.3	15.8	63.7
Adjustments to arrive at net income:
Interest expense, net	(12.9)	$(10.1)	$(25.8)	$(21.0)
Income tax benefit (expense)	(3.9)	$(3.2)	$0.1	$(4.2)
Depreciation and amortization expense	(14.9)	$(14.7)	$(29.0)	$(28.9)
Net income (loss)	$(37.3)	$8.3	$(38.9)	$9.6

* Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.875% senior notes due 2022.

EnPro Industries, Inc.

Reconciliation of Normalized Net Sales to Net Sales (Unaudited)

For the Quarters and Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars)

	Quarter Ended June 30, 2015
	Sealing	Engineered	Power	Intersegment	Total
	Products	Products	Systems	Sales	Segments

Normalized net sales	$164.2	$89.2	$47.9	$(1.0)	$300.3
Adjustments:
Foreign exchange translation	(6.7)	(10.7)	—	—	(17.4)
Acquisitions	15.5	—	—	—	15.5
Net sales	$173.0	$78.5	$47.9	$(1.0)	$298.4

	Quarter Ended June 30, 2014
	Sealing	Engineered	Power	Intersegment	Total
	Products	Products	Systems	Sales	Segments

Normalized net sales	$167.2	$95.5	$43.0	$(0.8)	$304.9
Adjustments:
Divestitures	8.2	—	—	—	8.2
Net sales	$175.4	$95.5	$43.0	$(0.8)	$313.1

	Six Months Ended June 30, 2015
	Sealing	Engineered	Power	Intersegment	Total
	Products	Products	Systems	Sales	Segments

Normalized net sales	$319.7	$175.8	$88.1	$(1.8)	$581.8
Adjustments:
Foreign exchange translation	(12.8)	(20.1)	—	—	(32.9)
Acquisitions	27.0	—	—	—	27.0
Net sales	$333.9	$155.7	$88.1	$(1.8)	$575.9

	Six Months Ended June 30, 2014
	Sealing	Engineered	Power	Intersegment	Total
	Products	Products	Systems	Sales	Segments

Normalized net sales	$313.4	$187.3	$84.1	$(1.5)	$583.3
Adjustments:
Divestitures	17.0	—	—	—	17.0
Net sales	$330.4	$187.3	$84.1	$(1.5)	$600.3

For a reconciliation of segment net sales to net sales, please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.

Reconciliation of Normalized Segment Profit to Segment Profit (Unaudited)

For the Quarters and Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars)

	Quarter Ended June 30, 2015
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments

Normalized segment profit	$22.0	$5.6	$5.1	$32.7
Adjustments:
Foreign exchange translation	(0.5)	(1.1)	—	(1.6)
Acquisitions	(0.4)	—	—	(0.4)
Restructuring	0.1	(0.5)	—	(0.4)
EDF contract	—	$—	1.2	1.2
Segment profit	$21.2	$4.0	$6.3	$31.5

	Quarter Ended June 30, 2014
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments

Normalized segment profit	$21.7	$8.9	$3.4	$34.0
Adjustments:
Divestitures	1.5	—	—	1.5
Restructuring	(0.4)	$—	—	(0.4)
Segment profit	$22.8	$8.9	$3.4	$35.1

	Six Months Ended June 30, 2015
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments

Normalized segment profit	$40.5	$11.1	$11.9	$63.5
Adjustments:
Foreign exchange translation	(1.0)	(2.2)	—	(3.2)
Acquisitions	(0.4)	—	—	(0.4)
Restructuring	0.1	(1.5)	—	(1.4)
EDF contract	—	$—	(5.0)	(5.0)
Segment profit	$39.2	$7.4	$6.9	$53.5

	Six Months Ended June 30, 2014
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments

Normalized segment profit	$37.2	$17.6	$6.7	$61.5
Adjustments:
Divestitures	3.3	—	—	3.3
Restructuring	(0.6)	$—	—	(0.6)
Segment profit	$39.9	$17.6	$6.7	$64.2

For a reconciliation of segment profit to net income, please refer to the Segment Information (Unaudited) schedule.

Unaudited Pro Forma Information Reflecting the Reconsolidation of Garlock Sealing Technologies

The historical business operations of Garlock Sealing Technologies LLC (“GST LLC”) and The Anchor Packing Company (“Anchor”) resulted in a substantial volume of asbestos litigation in which plaintiffs alleged personal injury or death as a result of exposure to asbestos fibers. Those subsidiaries manufactured and/or sold industrial sealing products, predominately gaskets and packing, that contained encapsulated asbestos fibers. Anchor is an inactive and insolvent indirect subsidiary of Coltec Industries Inc (“Coltec”). EnPro’s subsidiaries’ exposure to asbestos litigation and their relationships with insurance carriers have been managed through another Coltec subsidiary, Garrison Litigation Management Group, Ltd. (“Garrison”). GST LLC, Anchor and Garrison are collectively referred to as “GST.”

On June 5, 2010 (the “Petition Date”), GST filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte (the “Bankruptcy Court”). The filings were the initial step in an asbestos claims resolution process, which is ongoing. The filings did not include EnPro Industries, Inc., or any other EnPro Industries, Inc. operating subsidiary.

The financial results of GST and its subsidiaries are included in our consolidated results through June 4, 2010, the day prior to the Petition Date. However, U.S. generally accepted accounting principles require an entity that files for protection under the U.S. Bankruptcy Code, whether solvent or insolvent, whose financial statements were previously consolidated with those of its parent, as GST’s and its subsidiaries’ were with EnPro’s, generally must be prospectively deconsolidated from the parent and the investment accounted for using the cost method. Accordingly, the financial results of GST and its subsidiaries are not included in EnPro’s consolidated results after June 4, 2010.

On January 14, 2015, EnPro announced that GST and it had reached agreement with the court-appointed legal representative of future asbestos claimants (the "Future Claimants' Representative") that includes a second amended plan of reorganization (the “Amended Plan”). The Amended Plan was filed with the Bankruptcy Court on January 14, 2015 and supersedes the prior plans filed by GST. If approved by the Bankruptcy Court and implemented, the Amended Plan will provide certainty and finality to the expenditures necessary to resolve all current and future asbestos claims against GST and against its Garrison and Anchor Packing subsidiaries. The Future Claimants' Representative has agreed to support, recommend and vote in favor of the Amended Plan, which provides payments to all claimants who have a compensable disease and had meaningful contact with GST asbestos containing products.

The Amended Plan provides for (a) the treatment of present and future asbestos claims against GST that have not been resolved by settlement or verdict prior to the Petition Date, and (b) administrative and litigation costs. The Amended Plan provides for the establishment of two facilities-a settlement facility (which would receive $220 million from GST and $30 million from Coltec, upon consummation of the Amended Plan and additional contributions by GST aggregating $77.5 million over the seven years following consummation of the Amended Plan) and a litigation fund (which would receive $30 million from GST upon consummation of the Amended Plan) to fund the defense and payment of claims of claimants who elect to pursue litigation under the Amended Plan rather than accept the settlement option under the Amended Plan. Funds contained in the settlement facility and the litigation fund would provide the exclusive remedies for current and future GST asbestos claimants other than claimants whose claims had been resolved by settlement or verdict prior to the Petition Date and were not paid prior to the Petition Date. The Amended Plan provides that GST will pay in full claims that had been resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date (with respect to claims resolved by verdict, such payment will be made only to the extent the verdict becomes final). The amount of such claims resolved by verdict is $2.5 million. GST estimates the range of its aggregate liability for such unpaid settled asbestos claims to be from $3.1 million to $16.4 million, and the Amended Plan provides that if the actual amount is less than $10.0 million GST will contribute the difference to the settlement facility. In addition, the Amended Plan provides that, during the 40-year period following confirmation of the Amended Plan, GST would make supplementary annual contributions, subject to specified maximum annual amounts that decline over the period, to maintain a specified balance at specified dates of the litigation fund. The maximum aggregate amount of all such contingent supplementary contributions over that period is $132 million. GST believes that initial contributions to the litigation fund may likely be sufficient to permit the balance of that facility to exceed the specified thresholds over the 40-year period and, accordingly, that the low end of a range of reasonably possible loss associated with these contingent supplementary contributions is $0.

The Amended Plan incorporates the Bankruptcy Court’s determination in January 2014 that $125 million is sufficient to satisfy GST’s aggregate liability for present and future mesothelioma claims; however, it also provides additional funds to provide full payment for non-mesothelioma claims and to gain the support of the Future Claimants’ Representative of the Amended Plan. Under the terms of the Amended Plan, EnPro will retain 100% of the equity interests of GST LLC.

If the Amended Plan is confirmed by the Bankruptcy Court and is consummated, GST will be re-consolidated with EnPro’s results for financial reporting purposes. The Amended Plan is subject to confirmation by the Bankruptcy Court and EnPro cannot assure you that GST will be able to obtain necessary Bankruptcy Court approval of the Amended Plan, including the settlement of asbestos claims and related releases of claims against us included therein, and that the Amended Plan will be consummated.

Confirmation and consummation of the Amended Plan are subject to a number of risks and uncertainties, including the actions and decisions of creditors and other third parties that have an interest in the bankruptcy proceedings, delays in the confirmation or effective date of the Amended Plan due to factors beyond GST's or EnPro’s control, which would result in greater costs and the impairment of value of GST, appeals and other challenges to the Amended Plan and risks and uncertainties affecting GST and Coltec's ability to fund anticipated contributions under the Amended Plan as a result of adverse changes in their results of operations, financial condition and capital resources, including as a result of economic factors beyond their control.

In light of the risks and uncertainties, including those noted above, we believe the confirmation and consummation of the Amended Plan is confirmable as presented to the bankruptcy court but is not currently probable under Regulation S-X of the SEC and therefore, the reconsolidation of GST LLC with EnPro’s results for financial reporting purposes on the basis of confirmation and consummation of the Amended Plan is not currently probable. Accordingly, pro forma financial statements are not required by the SEC and the following pro forma condensed consolidated financial information may not include all information required to be included in pro forma financial statements prepared in accordance with Regulation S-X of the SEC. EnPro is providing the unaudited pro forma condensed consolidated financial information which assumes the confirmation and consummation of the Amended Plan for illustrative purposes only in light of specific requests for such pro forma information by investors.

The unaudited pro forma condensed consolidated financial information presented below has been prepared to illustrate the effects of the reconsolidation of GST and its subsidiaries with EnPro assuming the confirmation and consummation of the Amended Plan and is based upon the historical balance sheet of EnPro as June 30, 2015, the estimated fair value of assets and liabilities of GST as of June 30, 2015 and the historical results of GST operations after consideration of the adjustments to the fair value of assets and liabilities. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to the reconsolidation as if it occurred on June 30, 2015. The unaudited pro forma condensed consolidated statements of operations for the quarters ended June 30, 2015 and 2014 give effect to the reconsolidation as if it had occurred on January 1, 2014.

Under generally accepted accounting principles, the reconsolidation of GST requires that the tangible and intangible assets and liabilities of GST be reflected at their estimated fair values. The preliminary fair value amounts used in the unaudited pro forma condensed consolidated financial information reflects management’s best estimates of fair value. Upon completion of detailed valuation studies and the final determination of fair value, EnPro may make additional adjustments to the fair value allocation, which may differ significantly from the valuations set forth in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated statements of operations are based on estimates and assumptions, which have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed consolidated statements of operations also include certain adjustments such as increased depreciation and amortization expense on tangible and intangible assets, increased interest expense on the debt incurred to complete the reconsolidation as well as the tax impacts related to these adjustments. The pro forma adjustments are based upon available information and certain assumptions that EnPro believes are reasonable.

The unaudited pro forma condensed consolidated financial information has been presented for information purposes only and is not necessarily indicative of what the consolidated company’s financial position or results of operations actually would have been had the reconsolidation been completed as of the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the consolidated company. Therefore, the actual amounts recorded at the date the reconsolidation occurs may differ from the information presented herein.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Quarter Ended June 30, 2015
(Stated in Millions of Dollars, Except Per Share Data)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Net sales	$298.4	$57.0	$(12.7)	$342.7	(1)
Cost of sales	197.1	34.6	(12.5)	219.2	(1), (2)
Gross profit	101.3	22.4	(0.2)	123.5
Operating expenses:
Selling, general and administrative	74.1	11.7	2.9	88.7	(3)
Other	47.5	0.3	(0.4)	47.4	(4)
Total operating expenses	121.6	12.0	2.5	136.1
Operating income (loss)	(20.3)	10.4	(2.7)	(12.6)
Interest expense	(13.1)	(0.2)	7.9	(5.4)	(5)
Interest income	0.2	8.2	(7.9)	0.5	(5)
Other expense	(0.2)	(8.2)	8.2	(0.2)	(4)
Income (loss) before income taxes	(33.4)	10.2	5.5	(17.7)
Income tax expense	(3.9)	(2.7)	(2.0)	(8.6)	(6)
Net income (loss)	$(37.3)	$7.5	3.5	$(26.3)
Basic loss per share	$(1.66)	N/A	N/A	$(1.17)
Average common shares outstanding (millions)	22.5			22.5
Diluted loss per share	$(1.66)	N/A	N/A	$(1.17)
Average common shares outstanding (millions)	22.5			22.5

(1)	Eliminate intercompany sales of $12.7 million.
(2)
Reflects the increase in depreciation expense of $0.2 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $19.8 million of which $14.6 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.1 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the Second Amended Plan.
(5)	Eliminate intercompany interest.
(6)
For purposes of the consolidated pro forma financial information, the estimated effective tax rate of 36% has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Six Months Ended June 30, 2015
(Stated in Millions of Dollars, Except Per Share Data)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Net sales	$575.9	$111.2	$(24.1)	$663.0	(1)
Cost of sales	384.8	68.4	(23.6)	429.6	(1), (2)
Gross profit	191.1	42.8	(0.5)	233.4
Operating expenses:
Selling, general and administrative	151.4	22.4	5.8	179.6	(3)
Other	48.6	0.2	(0.3)	48.5	(4)
Total operating expenses	200.0	22.6	5.5	228.1
Operating income (loss)	(8.9)	20.2	(6.0)	5.3
Interest expense	(26.1)	(0.3)	15.7	(10.7)	(5)
Interest income	0.3	16.3	(15.7)	0.9	(5)
Other expense	(4.3)	(11.7)	11.7	(4.3)	(4)
Income (loss) before income taxes	(39.0)	24.5	5.7	(8.8)
Income tax benefit (expense)	0.1	(7.5)	(2.1)	(9.5)	(6)
Net income (loss)	$(38.9)	$17.0	3.6	$(18.3)
Basic loss per share	$(1.68)	N/A	N/A	$(0.79)
Average common shares outstanding (millions)	23.1			23.1
Diluted loss per share	$(1.68)	N/A	N/A	$(0.79)
Average common shares outstanding (millions)	23.1			23.1

(1)	Eliminate intercompany sales of $24.1 million.
(2)
Reflects the increase in depreciation expense of $0.5 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $19.8 million of which $14.6 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.1 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the Second Amended Plan.
(5)	Eliminate intercompany interest.
(6)
For purposes of the consolidated pro forma financial information, the estimated effective tax rate of 36% has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Quarter Ended June 30, 2014
(Stated in Millions of Dollars, Except Per Share Data)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Net sales	$313.1	$63.0	$(14.9)	$361.2	(1)
Cost of sales	205.0	37.3	(14.7)	227.6	(1), (2)
Gross profit	108.1	25.7	(0.2)	133.6
Operating expenses:
Selling, general and administrative	83.5	11.8	2.9	98.2	(3)
Other	0.5	(186.3)	186.3	0.5	(4)
Total operating expenses	84.0	(174.5)	189.2	98.7
Operating income	24.1	200.2	(189.4)	34.9
Interest expense	(10.4)	—	7.6	(2.8)	(5)
Interest income	0.3	7.7	(7.6)	0.4	(5)
Other expense	(2.5)	(5.0)	5.0	(2.5)	(4)
Income before income taxes	11.5	202.9	(184.4)	30.0
Income tax expense	(3.2)	(72.1)	66.3	(9.0)	(6)
Net income	$8.3	$130.8	(118.1)	$21.0
Basic earnings per share	$0.36	N/A	N/A	$0.92
Average common shares outstanding (millions)	22.9			22.9
Diluted earnings per share	$0.32	N/A	N/A	$0.81
Average common shares outstanding (millions)	26.0			26.0

(1)	Eliminate intercompany sales of $14.9 million.
(2)
Reflects the increase in depreciation expense of $0.2 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $19.8 million of which $14.6 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.1 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the Second Amended Plan.
(5)	Eliminate intercompany interest.
(6)
For purposes of the consolidated pro forma financial information, the estimated effective tax rate of 36% has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Six Months Ended June 30, 2014
(Stated in Millions of Dollars, Except Per Share Data)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Net sales	$600.3	$122.0	$(28.0)	$694.3	(1)
Cost of sales	395.7	73.2	(27.5)	441.4	(1), (2)
Gross profit	204.6	48.8	(0.5)	252.9
Operating expenses:
Selling, general and administrative	162.4	22.7	5.8	190.9	(3)
Other	0.7	(185.5)	185.9	1.1	(4)
Total operating expenses	163.1	(162.8)	191.7	192.0
Operating income	41.5	211.6	(192.2)	60.9
Interest expense	(21.5)	—	15.1	(6.4)	(5)
Interest income	0.5	15.3	(15.1)	0.7	(5)
Other expense	(6.7)	(7.9)	7.9	(6.7)	(4)
Income before income taxes	13.8	219.0	(184.3)	48.5
Income tax expense	(4.2)	(77.7)	66.3	(15.6)	(6)
Net income	$9.6	$141.3	(118.0)	$32.9
Basic earnings per share	$0.43	N/A	N/A	$1.49
Average common shares outstanding (millions)	22.1			22.1
Diluted earnings per share	$0.38	N/A	N/A	$1.29
Average common shares outstanding (millions)	25.6			25.6

(1)	Eliminate intercompany sales of $28.0 million.
(2)
Reflects the increase in depreciation expense of $0.5 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $19.8 million of which $14.6 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.1 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the Second Amended Plan.
(5)	Eliminate intercompany interest.
(6)
For purposes of the consolidated pro forma financial information, the estimated effective tax rate of 36% has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments.

EnPro Industries, Inc.
Pro Forma Condensed Consolidated Balance Sheets (Unaudited)
As of June 30, 2015
(Stated in Millions of Dollars)

			Second			Pro Forma
			Amended	Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Plan Impact (1)	Adjustments	Consolidated	Reference
Current assets
Cash and investments	$77.5	$259.8	$(193.4)	$—	$143.9
Accounts receivable	212.2	31.8	—	(19.1)	224.9	(4)
Inventories	170.5	18.2	—	5.6	194.3	(2)
Notes receivable from EnPro	—	37.1	—	(37.1)	—	(3)
Other current assets	41.0	39.0	—	(15.4)	64.6	(4)
Total current assets	501.2	385.9	(193.4)	(66.0)	627.7
Property, plant and equipment	202.2	42.6	—	19.8	264.6	(2)
Goodwill	192.8	18.4	—	(18.4)	192.8	(2)
Other intangible assets	205.0	4.6	—	242.2	451.8	(2)
Investment in GST	236.9	—	—	(236.9)	—	(6)
Notes receivable from EnPro	—	271.0	—	(271.0)	—	(3)
Asbestos insurance receivable	—	62.7	(4.2)	—	58.5
Deferred income taxes and income taxes receivable	100.3	90.7	(101.8)	(83.3)	5.9	(5)
Other assets	44.9	5.9	—	(1.1)	49.7	(4)
Total assets	$1,483.3	$881.8	$(299.4)	$(414.7)	$1,651.0
Current liabilities
Short-term borrowings from GST	$24.9	$—	$—	$(24.9)	$—	(3)
Notes payable to GST	12.2	—	—	(12.2)	—	(3)
Current maturities of long-term debt	2.3	—	—	—	2.3
Accounts payable	87.5	21.8	—	(19.1)	90.2	(4)
Accrued expenses	107.4	9.1	—	(15.4)	101.1	(4)
Deferred income taxes and income taxes payable	1.7	0.3	—	—	2
Total current liabilities	236.0	31.2	—	(71.6)	195.6
Long-term debt	367.0	—	—	—	367.0
Notes payable to GST	271.0	—	—	(271.0)	—	(3)
Asbestos liability	30.0	339.1	(295.2)	—	73.9
Deferred income taxes and income taxes payable	11.0	84.4	(1.6)	(6.7)	87.1	(5), (7)
Other liabilities	87.8	12.6	—	(1.1)	99.3	(4)
Total liabilities	1,002.8	467.3	(296.8)	(350.4)	822.9

Shareholders' equity	480.5	414.5	(2.6)	(64.3)	828.1	(8)
Total liabilities and equity	$1,483.3	$881.8	$(299.4)	$(414.7)	$1,651.0

(1)
We determined that the establishment of the settlement facility and litigation facility contemplated by the Second Amended Plan, payments of claims resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date and other liabilities subject to compromise would be funded by cash on hand. The existing deferred tax asset on the asbestos liability was eliminated and a new deferred tax asset on the remaining trust liability payments was established. The asbestos insurance receivable, remaining payments required under the settlement facility and the related tax effects were discounted to their present value using a 6% discount rate. We have not reflected any amounts for the contingent funding under the litigation guarantee as we feel these will be largely unnecessary. The maximum after-tax net present value of these payments over 40 years would be $31 million.

(2)
Upon reconsolidation, the assets and liabilities of GST will need to be recognized at fair value. Inventory is valued at net realizable value which required a $5.6 million adjustment to the carrying value. We reflected a $19.8 million fair value adjustment to property, plant and equipment. We eliminated GST's pre-existing goodwill and other identifiable intangible assets of $18.4 million and $4.6 million, respectively. We identified finite-lived intangible assets with an estimated fair value of $181.5 million. In addition, we identified $65.3 million of indefinite-lived intangible assets. The carrying value of all other assets and liabilities approximated fair value.

(3)	Eliminate intercompany notes receivable/payable.
(4)	Eliminate intercompany trade receivables/payables, intercompany interest receivable/payable and other intercompany receivables/payables.
(5)	Eliminate $83.3 million of intercompany income taxes payable.
(6)	Eliminate the investment in GST which is carried at historical cost.
(7)
The elimination of the deferred tax liability on the investment in GST and establish a deferred tax liability on the step-up in fair value of assets resulted in a net increase in long-term tax liabilities of $76.6 million.

(8)	The entries above resulted in reflecting a $347.6 million after-tax gain upon reconsolidation.

EnPro Industries, Inc.

Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income (Unaudited)

For the Quarters and Six Months Ended June 30, 2015 and 2014
(Stated in Millions of Dollars)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Pro forma earnings before interest, income taxes,
depreciation, amortization and other selected
items (pro forma adjusted EBITDA):	$54.6	$54.6	$93.5	$100.2
Adjustments to arrive at pro forma earnings before interest, income taxes, depreciation and amortization (pro forma
EBITDA):
Restructuring costs	(0.4)	(0.5)	(1.5)	(1.1)
Loss on exchange and repurchase of convertible debentures	—	(2.4)	(2.8)	(6.0)
Goodwill and other intangible asset impairment	(47.0)	—	(47.0)	—
Fair value adjustment to acquisition date inventory	—	—	(1.0)	—
Other	(0.3)	(0.1)	(1.6)	(0.7)
Pro forma EBITDA	6.9	51.6	39.6	92.4
Adjustments to arrive at pro forma net income:
Interest expense, net	(4.9)	(2.4)	(9.8)	(5.7)
Income tax expense	(8.6)	(9.0)	(9.5)	(15.6)
Depreciation and amortization expense	(19.7)	(19.2)	(38.6)	(38.2)
Pro forma net income	$(26.3)	$21.0	$(18.3)	$32.9

The foregoing table provides a reconciliation of pro forma net income set forth in the accompanying unaudited pro forma condensed consolidated statements of operations reflecting reconsolidation of GST to pro forma earnings before interest, income taxes, depreciation, amortization and other selected items (adjusted EBITDA). The methodology for reconciliation is the same as presented on the table titled "Reconciliation of Adjusted EBITDA to Net Income (Unaudited)."